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                                                                     Exhibit 4.3
                            AMENDMENT AGREEMENT NO. 1
                                       TO

                                CREDIT AGREEMENT

         THIS AMENDMENT AGREEMENT is made and entered into as of this 12th day of December, 2000, by and among THE WACKENHUT CORPORATION, a Florida corporation (herein called the "Borrower"), BANK OF AMERICA, N.A. (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated November 13, 2000 among such Lenders, Borrower and the Agent (the "Agreement") and the Lenders whose names are subscribed hereto.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $112,500,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that all Wholly-owned Subsidiaries of the Borrower, including Titania, guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has determined that Titania is prohibited from guaranteeing the Obligations of the Borrower under state law regulations applicable to Titania, and the Borrower has requested that the Agreement be amended and that Titania be released as a Guarantor and the Agent and the Lenders, subject to the terms and conditions hereof, are willing to make such amendment and release, as provided herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENT. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) The definition of "Guarantors" in SECTION 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Guarantors' means, at any date, the Wholly-owned
                  Subsidiaries who are required to be parties to a Guaranty at such date; provided that Titania shall not be required to be a Guarantor.'"



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                  (b) SECTION 9.6(A)(6) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(6) the Borrower may sell for not less than book
                  value the (i) business assets and operations constituting the food service business of the Borrower and its Subsidiaries and
                  (ii) assets of or stock in Chile."

                  (c) SECTION 9.7 is hereby amended by adding a new subsection
         (c) thereto which shall read as follows:

                           "(c) INVESTMENTS IN TITANIA. Notwithstanding any
                  provision of the definition of "Restricted Investment" or
                  SECTION 9.7(A) to the contrary, at no time shall the aggregate amount of Investments in Titania by the Borrower and its Subsidiaries exceed $1,000,000."

                  (d) SECTION 9.13 is hereby amended by (i) deleting the Dollar amount "$5,000,000" appearing therein and inserting in lieu thereof the Dollar amount "$20,000,000" and (ii) deleting the word "existing" in the parenthetical phrase at the end of such Section.

         3. SUBSIDIARY CONSENTS. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent, other than Titania, has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and (ii) confirming its guarantee of payment of all the Obligations.

         4. RELEASE. Each Lender by its execution of this Amendment Agreement consents to and hereby releases Titania from its guaranty of the Obligations.

         5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in
         Article VII of the Agreement are true on and as of the date hereof;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under SECTION 7.6 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and




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                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         6. CONDITIONS. This Amendment Agreement shall become effective upon the Borrower delivering to the Agent seven (7) counterparts of this Amendment Agreement duly executed by the Agent, the Lenders, and the Borrower and consented to by each of the Guarantors.

         7. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         8. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            BORROWER:

                                            THE WACKENHUT CORPORATION

                                            By:   /s/ PHILIP L. MASLOWE
                                                ------------------------------
                                            Name:  Philip L. Maslowe
                                            Title:   Chief Financial Officer



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                                            GUARANTORS:

                                            TITANIA ADVERTISING, INCORPORATED
                                            TWC/FL/01, INC.
                                            TWC/FL/02, INC.
                                            WACKENHUT INTERNATIONAL,
                                              INCORPORATED
                                            WACKENHUT SERVICES, INCORPORATED
                                            WACKENHUT AIRLINE SERVICES, INC.
                                            AMERICAN GUARD & ALERT, INCORPORATED

                                            By:  /s/ PHILIP L. MASLOWE
                                               --------------------------------
                                            Name: Philip L. Maslowe
                                            Title:  Vice President



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                                    GUARANTORS:

                                    WACKENHUT EDUCATIONAL SERVICES, INC.
                                    WACKENHUT MONITORING SYSTEMS, INC.
                                    DIVERSIFIED CORRECTIONAL SERVICES,
                                       INCORPORATED
                                    WACKENHUT.COM ONLINE STORE, INC.
                                    SAVE-A-FRIEND, INC.
                                    WACKENHUT FINANCIAL, INC.
                                    TUHNEKCAW, INC.
                                    TITANIA INSURANCE COMPANY OF AMERICA, INC.


                                    By: /s/ IAN GREEN
                                       ----------------------------------------
                                    Name: Ian Green
                                    Title:  Vice President



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                                    GUARANTORS:

                                    WACKENHUT RESOURCES, INCORPORATED
                                    WRI EMPLOYERS INSURANCE, INC.
                                    KING STAFFING, INC.
                                    KING TEMPORARY STAFFING, INC.
                                    KING BENEFITS, INC.
                                    KING EMPLOYEE SERVICES, INC.
                                    WORKFORCE ALTERNATIVE, INC.
                                    OASIS OUTSOURCING, INC.
                                    OASIS OUTSOURCING II, INC.
                                    OASIS OUTSOURCING III, INC.
                                    OASIS OUTSOURCING IV, INC.
                                    OASIS OUTSOURCING BENEFITS, INC.


                                    By:  /s/ TERRY P. MAYOTTE
                                       ----------------------------------------
                                    Name: Terry P. Mayotte
                                    Title:  Treasurer

                                    WRI STAFFING, INC.
                                    WRI II, INC.

                                    By:  /s/ TERRY P. MAYOTTE
                                       ----------------------------------------
                                    Name: Terry P. Mayotte
                                    Title:  Chief Financial Officer

                                    PROFESSIONAL EMPLOYEE MANAGEMENT, INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT II,  INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT III,  INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT IV, INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT
                                       BENEFITS, INC.
                                    PROFESSIONAL EMPLOYEE MANAGEMENT
                                       SERVICES, INC.

                                    By:  /s/ TERRY P. MAYOTTE
                                       ----------------------------------------
                                    Name: Terry P. Mayotte
                                    Title:  Vice President



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                                    GUARANTORS:

                                    WACKENHUT SERVICES, LLC

                                    By:  /s/ JACK C. FAULKNER
                                       ----------------------------------------
                                    Name: Jack C. Faulkner
                                    Title:  Secretary



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                                    GUARANTORS:

                                    WACKENHUT OF NEVADA, INC.

                                    By:  /s/ ALAN B. BERNSTEIN
                                       ----------------------------------------
                                    Name: Alan B. Bernstein
                                    Title:  President



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                                               BANK OF AMERICA, N.A.,
                                               as Agent for the Lenders

                                               By:  /s/ JOHN E. WILLIAMS
                                                  -----------------------
                                               Name:  John E. Williams
                                               Title:   Managing Director

                                               BANK OF AMERICA, N.A.,


                                               By:  /s/ JOHN E. WILLIAMS
                                                  -----------------------
                                               Name:  John E. Williams
                                               Title:   Managing Director



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                                              SCOTIABANC INC.


                                              By:  /s/ FRANK F. SANDLER
                                                 -----------------------
                                              Name:  Frank F. Sandler
                                              Title:   Director



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                                                 FIRST UNION NATIONAL BANK


                                                 By:  /s/ MARY A. MORGAN
                                                    ---------------------------
                                                 Name:  Mary A. Morgan
                                                 Title: Senior Vice President



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                                             SUNTRUST BANK


                                             By: /s/ WILLIAM H. CRAWFORD
                                                ---------------------------
                                             Name:  William H. Crawford
                                             Title:    Vice President



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                                 DRESDNER BANK LATEINAMERIKA AG,
                                 MIAMI AGENCY

                                 By: /s/ ALAN HILLS       /s/ FRANK HUTHNANCE
                                    -------------------------------------------
                                 Name:  Alan Hills         Frank Huthnance
                                 Title: Vice President     Vice President



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                                       BANCO SANTANDER PR


                                       By: /s/ JOSE ENRIQUE GUZMAN-VIRELLA
                                          -----------------------------------
                                       Name: Jose Enrique Guzman-Virella
                                       Title:  Senior Corporate Officer





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